                                   [PGA Logo]
                        PERSONNEL GROUP OF AMERICA, INC.


Contacts:      James C. Hunt                         Ken R. Bramlett, Jr.
               Chief Financial Officer               Senior Vice President
               (704) 442-5105                        (704) 442-5106


                           PERSONNEL GROUP OF AMERICA
            REPORTS FOURTH QUARTER RESULTS; CREDIT FACILITY EXTENDED


CHARLOTTE, N.C. (February 12, 2002) Personnel Group of America, Inc. (NYSE:PGA), a leading information technology and professional staffing services company, today announced its results for the fourth quarter and year ended December 30, 2001.

For the fourth quarter, total revenues were $154.8 million compared to $218.2 million in the fourth quarter last year. PGA's Information Technology Services practice contributed $90.9 million, or 58.7%, of total revenues during the quarter, and the Company's Commercial Staffing business added $63.9 million, or 41.3%, of total revenues. Exclusive of intangibles impairment and restructuring and rationalization charges, the Company recorded a pro forma operating loss of $0.7 million, or ($0.02) per share, for the quarter, versus operating income of $2.4 million, or $0.09 per share on an equivalent basis, last year. After the intangibles impairment and restructuring and rationalization charges, PGA reported a net loss of $65.4 million, or ($2.45) per share, for the fourth quarter.

For the full year, revenues decreased to $732.3 million from $882.0 million in 2000. Exclusive of intangibles impairment and restructuring and rationalization charges, pro forma operating income decreased to $15.1 million, or $0.57 per share, from $39.9 million, or $1.59 per share on an equivalent basis, last year. As a result of the intangibles impairment and restructuring and rationalization charges, PGA reported a net loss of $66.7 million, or ($2.52) per share, for the year 2001.

During the fourth quarter, the Company recorded restructuring and rationalization charges of $11.6 million ($10.0 million after tax), or ($0.38) per share, related primarily to office closures, branch consolidations, lease space reductions, and the loss on sale of PGA's Dallas-based Paladin subsidiary. The Company also recorded an intangibles impairment charge of $56.8 million, or ($2.13) per share, in the fourth quarter.

PGA also announced today that it has finalized the credit facility amendments previously announced in December. Under these amendments, the Company's revolving credit facility maturity has been extended to January 2003. After January 2003, the Company, at its option and provided certain conditions are met, can further extend the maturity of the facility in six-month increments up through January 2004. The amended facility commitment was reduced to $136.0 million. Interest payable under the amended facility will be prime rate plus 200 basis points through June 2002, with increases during each extension period through January 2004. The financial covenants in the amended facility have been adjusted to reflect the current weak economic conditions and management's expectation as to economic conditions over the extension period. Management believes the Company will maintain compliance with these covenants throughout the extension period if management's assumptions and expectations are correct, but there can be no assurance that the economy will perform as expected or that further economic declines will not adversely impact the Company's ability to comply with its covenants. As before, the Company will pledge substantially all of its assets as collateral for the amended facility.


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PGA Announces Year-end Results
Page 2
February 12, 2002


"The year 2001 was extremely difficult for the staffing industry," noted Larry
L. Enterline, PGA Chief Executive Officer. "We're pleased to have positive cash flow in the fourth quarter despite an extremely difficult operating environment. The extension of our credit facility maturity date, together with covenants that reflect expectations realigned to the current weakened economic conditions, provide us the flexibility and time to focus our efforts on continuing operational refinements and core infrastructure improvements. Despite the uncertainty related to the timing of an economic recovery, we are able to continue refining our business processes and focus, so as to be able to take advantage of that recovery when it occurs. Our people in the field have continued to do an outstanding job of executing their business plans and maximizing our returns. We are grateful for their continued strong efforts."

"Continued aggressive cost containment initiatives have allowed PGA to remain cash flow positive while improving our bank debt position, net of cash balances, by $17.1 million during a fourth quarter marked with both seasonal and recessionary decline in customer demand," remarked James C. Hunt, Chief Financial Officer. "The restructuring and rationalization charges of $11.6 million continue the realignment of the Company's cost structure and position the Company for profitable growth in future periods. The non-cash charge we have taken represents impaired goodwill based on the accounting principles in force at year-end 2001. Upon the adoption of the new FASB accounting standards in 2002, we believe an additional non-cash intangibles impairment charge will be required, which we currently estimate will range between $300.0 million and $350.0 million."

"Cash management continues to be a central focus. Days sales outstanding (DSO) in a very difficult economic environment have improved in 2001. DSO at the end of the fourth quarter were 40 days in Commercial Staffing, 62 days in IT and 53 days overall. DSO at the end of 2000 were 45 days in Commercial Staffing, 60 days in IT and 54 days overall. As previously disclosed, the Company completed its earn-out obligations with a final $1.5 million payment in October. Additionally, using our cash balances, we have reduced our bank debt from $119.0 million at the end of 2001, to $109.0 million as of today. We are appreciative of the efforts put forth by our bank group, as well as their expression of confidence in our management team with this favorable extension of the credit facility. Debt repayment and balance sheet improvements will continue as priorities into 2002."

Information Technology Services

IT Services revenues in the fourth quarter decreased 12.6% from $103.9 million in the third quarter to $90.9 million, and 31.7% from the fourth quarter last year. IT gross margins were 25.5% in the fourth quarter, up from 25.2% in the third quarter this year and up from 25.1% in the fourth quarter of 2000. Operating income margins, exclusive of the fourth quarter 2001 intangibles impairment and restructuring and rationalization charges, were 5.4%, down from 6.6% in the third quarter this year, and down from 5.9%, exclusive of certain unusual charges, in the fourth quarter last year.

The Company held its bill rate and pay rate spread relatively constant during the fourth quarter. Average bill rates were $77.82 in the fourth quarter and average pay rates were $58.16, down slightly from $78.63 and $58.93, respectively, in the third quarter. IT billable headcount declined from the third quarter levels, with an average of approximately 2,620 IT professionals on assignment during the quarter and an end of quarter level of 2,500 professionals.

Commercial Staffing

Revenues for PGA's Commercial Staffing unit in the fourth quarter decreased 8.3% from $69.6 million in the third quarter to $63.9 million. Gross profits in Commercial Staffing in the fourth quarter declined 11.8% from $18.0 million in the third quarter to $15.8 million. Commercial Staffing permanent placement revenues in the fourth quarter decreased 65.5% from the fourth quarter last year, declined by 27.1% from the third quarter and declined as a percentage of total division sales to 4.1% in the fourth quarter from 5.2% in the third quarter. As a result of the softer permanent placement business, gross margin


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

PGA Announces Year-end Results
Page 3
February 12, 2002


percentage for the quarter was 24.8%, down slightly from 25.8% in the third quarter, and down from 30.6% in the fourth quarter last year. Operating income margin was 4.7%, down from 5.9% in the third quarter this year and down from 9.8% in the fourth quarter last year.

Conference Call Information

PGA will conduct a conference call today at 11:00 a.m. EST to discuss the quarterly and year-end financial results. The conference call-in number is 1-800-366-3964. The call will also be Web cast live and replayed for 30 days at www.companyboardroom.com. A taped replay of the call will be available through February 19, 2002 by dialing 1-800-405-2236, passcode 431807#.

About PGA

Personnel Group of America, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company operates through a network of proprietary brand names in strategic markets throughout the United States.

Forward Looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect PGA's future operating results or financial position. These statements may be identified by words such as "estimate," "forecast," "plan," "intend," "believe," "expect," "anticipate," or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries; adverse changes in credit and capital markets conditions that may affect the Company's ability to obtain financing or refinancing on favorable terms; economic declines that affect the Company's liquidity or ability to comply with its loan covenants; adverse changes to management's periodic estimates of future cash flows that may affect management's assessment of its ability to further fully recover its intangible assets; reductions in the supply of qualified candidates for temporary employment or the Company's ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for PGA's services, or the Company's ability to maintain its profit margins; the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients' premises; the Company's success in attracting, training and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general. Because long-term contracts are not a significant part of PGA's business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or internet services.


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PGA Announces Year-end Results
Page 4
February 12, 2002


                        PERSONNEL GROUP OF AMERICA, INC.
                              Financial Highlights
                      (in thousands, except per share data)

                                                Quarters Ended                            Years Ended
                                   -------------------------------------      ------------------------------------
                                     Dec. 30,      Dec. 31,        %           Dec. 30,      Dec. 31,        %
                                       2001          2000       Change           2001         2000        Change
                                   -----------  ------------  ----------      ---------    ----------   ----------
Revenues                           $   154,760  $    218,176     (29.1)%      $  732,327   $  881,992      (17.0)%

Direct cost of service                 115,743       158,765     (27.1)          540,659      631,442      (14.4)
                                   -----------  ------------  --------        ----------   ----------   ---------
     Gross profit                       39,017        59,411     (34.3)          191,668      250,550      (23.5)

Operating expenses
   Selling, general and
     administrative                     33,850        50,642     (33.2)          152,610      185,743      (17.8)
   Depreciation and amortization         5,832         6,398      (8.8)           23,913       24,915       (4.0)
   Restructuring and
     rationalization charges            11,618           508    2187.0            16,452        1,960      739.4
   Intangibles impairment               56,779        11,021     415.2            56,779       11,021      415.2
                                   -----------  ------------  --------        ----------   ----------   --------

Operating income (loss)                (69,062)       (9,158)    654.1           (58,086)      26,911       --
Interest expense                         3,810         5,333     (28.6)           18,278       20,108       (9.1)
                                   -----------  ------------  -------         ----------   ----------   --------
Income (loss) before income
  taxes                                (72,872)      (14,491)    402.9           (76,364)       6,803       --
Provision (benefit) for income
  taxes                                 (7,493)         (617)   1114.4            (9,686)       8,978       --
                                   -----------  ------------  --------        ----------   ----------   --------

Net income (loss)                  $   (65,379) $    (13,874)    371.2        $  (66,678)  $   (2,175)    2965.7
                                   ===========  ============  ========        ==========   ==========   ========

Net income (loss) per
  diluted share (1)                $     (2.45) $      (0.54)    353.7        $    (2.52)  $    (0.09)    2700.0
                                   ===========  ============  ========        ==========   ==========   ========

Pro forma cash earnings per
  diluted share (2)                $     (0.01) $       0.18      --          $     0.30   $     0.90      (66.7)
                                   ===========  ============  ========        ==========   ==========   ========

Average shares outstanding:
   Diluted                              26,666        25,912       2.9            26,503       25,090        5.6
                                   ===========  ============  ========        ==========   ==========   ========
   Basic                                26,666        25,912       2.9            26,503       25,090        5.6
                                   ===========  ============  ========        ==========   ==========   ========

(1) The conversion of the Company's 5-3/4% Convertible Subordinated Notes due July 2004 and the conversion of stock options into common shares were excluded from the computation of net income per diluted share in 2001 because their effect is antidilutive.

(2) Pro forma cash EPS is calculated before amortization of intangibles and intangibles impairment and restructuring and rationalization charges, but net of tax effects.


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PGA Announces Year-end Results
Page 5
February 12, 2002


                        PERSONNEL GROUP OF AMERICA, INC.
                              Financial Highlights
                      (in thousands, except per share data)

                                                Quarters Ended                            Years Ended
                                   --------------------------------------     ------------------------------------
                                     Dec. 30,      Dec. 31,        %           Dec. 30,     Dec. 31,         %
                                       2001          2000       Change           2001         2000        Change
                                   -----------  ------------  -----------     ---------    ----------   ----------
SELECTED SEGMENT
   INFORMATION:
Revenues:
   IT Services                     $    90,886  $    133,044     (31.7)%      $  447,862   $  537,535      (16.7)%
   Commercial Staffing                  63,874        85,132     (25.0)          284,465      344,457      (17.4)
                                   -----------  ------------  --------        ----------   ----------   --------
     Total revenues                $   154,760  $    218,176     (29.1)       $  732,327   $  881,992      (17.0)
                                   ===========  ============  ========        ==========   ==========   ========

Operating income:
   IT Services                     $     4,912  $      2,756      78.2        $   28,994   $   38,223      (24.1)
   Commercial Staffing                   3,019         8,341     (63.8)           18,161       33,696      (46.1)
                                   -----------  ------------  --------        ----------   ----------   --------
     Total operating income        $     7,931  $     11,097     (28.5)       $   47,155   $   71,919      (34.4)
                                   ===========  ============  ========        ==========   ==========   ========

Corporate expenses                       4,588         4,692      (2.2)           15,732       15,201        3.5
Amortization of intangible
  assets                                 4,008         4,034      (0.6)           16,278       16,826       (3.3)
Restructuring and
  rationalization charges               11,618           508    2187.0            16,452        1,960      739.4
Intangibles impairment                  56,779        11,021     415.2            56,779       11,021      415.2
                                   -----------  ------------  --------        ----------   ----------   --------

Total operating income (loss)      $   (69,062) $     (9,158)    654.1%       $  (58,086)  $   26,911         --%
                                   ===========  ============  ========        ==========   ==========   ========

SELECTED CASH FLOW
   INFORMATION:
Net cash provided by operating
  activities                       $    17,803  $     24,755     (28.1)%      $   55,077   $   48,939       12.5%
Acquisition-related payments             1,500         2,520     (40.6)           10,120       43,127      (76.5)
Purchases of property and
  equipment, net                           995         1,530     (35.0)            2,999        7,924      (62.2)
Borrowings (repayments) under
  credit facility                       (1,000)       (9,000)     88.9           (31,000)      12,000     (358.3)
Repurchases of common stock                 --            --       N/A                --       10,638        N/A

SELECTED BALANCE SHEET
INFORMATION:                              Periods Ended
                                   -------------------------
                                     Dec. 30,      Dec. 31,
                                       2001          2000
                                   -----------  ------------
Cash                               $    17,557  $      6,233
Accounts receivable, net                87,088       127,292
Intangibles, net                       478,836       563,031
Total assets                       $   630,588  $    743,593

Current liabilities                $    58,745  $     68,434
Long-term debt, less
  current portion (1)                  234,000       265,000
Total shareholders' equity         $   298,093  $    364,299

(1) Long-term debt includes $115 million of 5-3/4% Convertible Subordinated Notes due July 2004.


                                      -END-